CREATIVE CAPITAL MANAGEMENT CORP.
                             595 ROUTE 25A, SUITE 1C
                          MILLER PLACE, NEW YORK 11764
                                  561-744-0190


                               DEALER'S AGREEMENT

     Creative Capital Management Corp. ("Underwriter") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of the Searay Financial Funds' The Sturgeon Fund (the "Fund"), of which it is the exclusive underwriter. Underwriter agrees to sell to you, subject to any limitations imposed by the Fund, Shares issued by the Fund and to promptly confirm each sale to you. All sales will be made according to the following terms:

     1. All offerings of any of the Shares by you must be made at the public offering prices, and shall be subject to the conditions of offering, set forth in the then current Prospectus and Statement of Additional Information of the Fund and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), including Section 24 of the Rules of Fair Practice of the NASD. You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer. Upon application to Underwriter, Underwriter will inform you as to the states or other jurisdictions in which Underwriter believes the Shares may legally be sold.

     2. (a) You will receive a discount from the public offering price ("concession") on all Shares purchased by you from Underwriter as indicated on Schedule A, as it may be amended by Underwriter from time to time.

          (b) In all transactions in open accounts in which you are designated as Dealer of Record, you will receive the concessions as set forth on Schedule A. You hereby authorize Underwriter to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record. All designations as Dealer of Record, and all authorizations of Underwriter to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record. No dealer concessions will be allowed on purchases generating less than $1.00 in dealer concessions.

          (c) As the exclusive underwriter of the Shares, Underwriter reserves the privilege of revising the discounts specified on Schedule A at any time by written notice.

     3. Concessions will be paid to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

     4. Underwriter reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering prices determined by, or for, the Fund.

     5. All orders are subject to acceptance or rejection by Underwriter in its sole discretion. The Underwriter reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

     6. Payment shall be made to the Fund and shall be received by their transfer agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law. With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to Underwriter all of your right, title and interest in such Shares to secure payment therefor. You appoint Underwriter as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph. If such payment is not received within the required time period, Underwriter reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Fund, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person. You agree that Underwriter may hold you responsible for any loss, including loss of profit, suffered by the Fund, its transfer agent or Underwriter, resulting from your failure to make payment within the required time period.

     7. No person is authorized to make any representations concerning Shares of the Fund except those contained in the current applicable Prospectus and Statement of Additional Information and in sales literature issued and furnished by Underwriter supplemental to such Prospectus. Underwriter will furnish additional copies of the current Prospectus and Statement of Additional Information and such sales literature and other releases and information issued by Underwriter in reasonable quantities upon request.

     8. Under this Agreement, you act as principal and are not employed by Underwriter as broker, agent or employee. You are not authorized to act for Underwriter nor to make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and Statement of Additional Information furnished to you by Underwriter from time to time and upon such written representations as may hereafter be made by Underwriter to you over its signature.

     9. You appoint the transfer agent for the Funds as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers purchasing such Shares and any co-owners of such Shares.

     10. You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of Underwriter, or the request of the Fund, promptly make such records available to Underwriter or to the Fund as are requested, and (b) promptly notify Underwriter if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner. In addition, you will establish appropriate procedures and reporting forms and schedules, approved by Underwriter and by the Fund, to enable the parties hereto and the Fund to identify all accounts opened and maintained by your customers.

     11. Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing of the NASD and agrees to abide by all its Rules of Fair Practice including, but not limited to, the following provisions:

          (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding. You shall not purchase any Shares from Underwriter other than for investment, except for the purpose of covering purchase orders already received.

          (b) All conditional orders received by Underwriter must be at a specified definite price.

          (c) If any Shares purchased by you are repurchased by the Fund (or by Underwriter for the account of the Fund) or are tendered for redemption within seven business days after confirmation of the original sale of such Shares (1) you agree to forthwith refund to Underwriter the full concession allowed to you on the original sale, such refund to be paid by Underwriter to the Fund, and (2) Underwriter shall forthwith pay to the Fund that part of the discount retained by Underwriter on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the repurchase or redemption request is made.

          (d) Neither Underwriter, as exclusive underwriter for the Fund, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Fund. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to Underwriter or the Fund at the net asset value currently quoted by, or for, the Fund and charging the investor a fair commission for handling the transaction.

          (e) You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus of the applicable Fund is for investment purposes only and not for purposes of resale. Shares so purchased may be resold only to the Fund which issued them.

     12. You agree that you will indemnify Underwriter, the Fund, the Fund's transfer agent, the Fund's investment adviser, and the Fund's custodian and hold such persons harmless from any claims or assertions relating to the lawfulness of your company's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your company which are performed in connection with the discharge of your responsibilities under this Agreement. If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you.

     13. This Agreement will automatically terminate in the event of its assignment. Either party hereto may cancel this Agreement without penalty upon ten days' written notice. This Agreement may also be terminated as to the Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Fund who are not "interested persons" (as such term is defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the Fund's Distribution Expense Plan or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the outstanding voting securities of the Fund on ten days' written notice.

     14. All communications to Underwriter shall be sent to Creative Capital Management Corp., 595 Route 25A, Suite 1C, Miller Place, New York 11764, or at such other address as Underwriter may designate in writing. Any notice to you shall be duly given if mailed or transmitted by facsimile with original to follow by mail to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

     15. This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

     16. This Agreement shall be binding (i) upon placing your first order with Underwriter for the purchase of Shares, or (ii) upon receipt by Underwriter in Miller Place, New York of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first. This Agreement shall be construed in accordance with the laws of the State of New York.

     17. The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return one copy of this Agreement to the Underwriter.


ACCEPTED BY DEALER                          CREATIVE CAPITAL MANAGEMENT CORP.

By:________________________________         By:_______________________________
   Authorized Signature, Position

___________________________________         __________________________________
Type or Print Name                          Date


Dealer Name:

Address:

Address:

Phone:



___________________________________
Date

                                   SCHEDULE A

                               COMMISSION SCHEDULE


                                   SCHEDULE A

                               COMMISSION SCHEDULE

----------------------------- ------------- ----------------
  Dollar amount of Purchase      Total           Dealer
     (At Offering Price)         Sales         Concession
                                 Charge
----------------------------- ------------- ----------------
----------------------------- ------------- ----------------
Up to $50,000                    4.00%            3.50%
----------------------------- ------------- ----------------
----------------------------- ------------- ----------------
$50,001 to $150,000              3.00%            2.50%
----------------------------- ------------- ----------------
----------------------------- ------------- ----------------
$150,001 to $250,000             2.00%            1.50%
----------------------------- ------------- ----------------
----------------------------- ------------- ----------------
$250,001 or more                  none            none

----------------------------- ------------- ----------------



Payment to broker/dealer, paid quarterly, based on quarterly average daily net assets of each registered representative as follows:

----------------------------- ---------------- -------------- ------------
                               Shareholder
            Dollar amount       Servicing
               in Fund             Fee               12b-1      Total
----------------------------- ---------------- -------------- ------------
----------------------------- ---------------- -------------- ------------
Under $3,000,000                   25bp                5bp       30bp
$3,000,001 up to $5,000,000        25bp               10bp       35bp
Over $5,000,001                    25bp               15bp       40bp
----------------------------- ---------------- -------------- ------------



Brokers may invest for their own account at NAV.

4/1/00